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The Walt Disney Company will begin distribution of the following investor presentation:

 CORRECTING TRIAN’S  FICTION WITH FACTS  Option 1  M A R C H  1 2 ,  2 0 2 4

Disclaimer

Forward-Looking Statements
Certain statements in this presentation may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the Company’s expectations; beliefs; plans; strategies; priorities and opportunities; future performance; business or financial prospects or outlook; future shareholder value; expected growth and value creation; profitability, including with respect to attendance at theaters and the success of Disney's streaming platform; investments; capital allocation, including dividends and share repurchases; financial performance; earnings expectations; expected drivers and guidance, including future adjusted EPS, free cash flow and funding sources; expected benefits of new initiatives; cost reductions and efficiencies; content, products, experiences or service offerings (including timing and nature); priorities or performance; businesses and assets; future investments and creative output; collaborations; expected benefits; and other statements that are not historical in nature. These statements are made on the basis of the Company’s views and assumptions regarding future events and business performance and plans as of the time the statements are made. The Company does not undertake any obligation to update these statements unless required by applicable laws or regulations, and you should not place undue reliance on forward-looking statements.

Actual results may differ materially from those expressed or implied. Such differences may result from actions taken by the Company, including restructuring or strategic initiatives (including capital investments, asset acquisitions or dispositions, new or expanded business lines or cessation of certain operations), our execution of our business plans (including the content we create and intellectual property we invest in, our pricing decisions, our cost structure and our management and other personnel decisions), our ability to quickly execute on cost rationalization while preserving revenue, the discovery of additional information or other business decisions, as well as from developments beyond the Company’s control, including: the occurrence of subsequent events; deterioration in domestic or global economic conditions or failure of conditions to improve as anticipated, including heightened inflation, capital market volatility, interest rate and currency rate fluctuations and economic slowdown or recession; deterioration in or pressures from competitive conditions, including competition to create or acquire content, competition for talent and competition for advertising revenue, consumer preferences and acceptance of our content and offerings, pricing model and price increases, and corresponding subscriber additions and churn, and the market for advertising and sales on our direct-to-consumer services and linear networks; health concerns and their impact on our businesses and productions; international, political or military developments; regulatory or legal developments; technological developments; labor markets and activities, including work stoppages; adverse weather conditions or natural disasters; and availability of content. Such developments may further affect entertainment, travel and leisure businesses generally and may, among other things, affect (or further affect, as applicable): our operations, business plans or profitability, including direct-to-consumer profitability; our expected benefits of the composition of the Board; demand for our products and services; the performance of the Company’s content; our ability to create or obtain desirable content at or under the value we assign the content; the advertising market for programming; income tax expense; and performance of some or all Company businesses either directly or through their impact on those who distribute our products.

Additional factors are set forth in the Company’s Annual Report on Form 10-K for the year ended September 30, 2023, including under the captions “Risk Factors”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business”, and subsequent filings with the Securities and Exchange Commission (the “SEC”), including, among others, quarterly reports on Form 10-Q.

Additional Information and Where to Find it
Disney has filed with the SEC a definitive proxy statement on Schedule 14A, containing a form of WHITE proxy card, with respect to its solicitation of proxies for Disney’s 2024 Annual Meeting of Shareholders. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) FILED BY DISNEY AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT ANY SOLICITATION. Investors and security holders may obtain copies of these documents and other documents filed with the SEC by Disney free of charge through the website maintained by the SEC at www.sec.gov. Copies of the documents filed by Disney are also available free of charge by accessing Disney’s website at www.disney.com/investors

Participants
Disney, its directors and executive officers and other members of management and employees will be participants in the solicitation of proxies with respect to a solicitation by Disney. Information about Disney’s executive officers and directors is available in Disney’s definitive proxy statement for its 2024 Annual Meeting, which was filed with the SEC on February 1, 2024. To the extent holdings by our directors and executive officers of Disney securities reported in the proxy statement for the 2024 Annual Meeting have changed, such changes have been or will be reflected on Statements of Change in Ownership on Forms 3, 4 or 5 filed with the SEC. These documents are or will be available free of charge at the SEC’s website at www.sec.gov

Non-GAAP Financial Measures
This presentation includes the presentation and discussion of certain financial information that differs from what is reported under U.S. GAAP, including diluted EPS excluding certain items, free cash flow, EBITDA, net debt, net leverage and DTC businesses operating income. These measures should be reviewed in conjunction with the most comparable GAAP financial measures and should not be considered substitutes for, or superior to, those GAAP financial measures.

“Free cash flow” is a non-GAAP financial measure calculated as cash provided by continuing operations less investments in parks, resorts and other property. Disney’s management believes that information about free cash flow provides investors with an important perspective on the cash available to service debt obligations, make strategic acquisitions and investments and pay dividends or repurchase shares. Quantitative reconciliation of measures of free cash flow to cash provided by continuing operations, which is the most directly comparable GAAP measure, is provided at the end of this presentation.

“Return on Invested Capital" or "ROIC“ of a segment is a non-GAAP financial measure calculated by dividing annual after-tax operating performance by the average of invested capital at the end of such fiscal year and the end of the immediately prior fiscal year for such segment. Annual after-tax operating income is calculated as the sum of segment operating performance for each segment and corporate and unallocated shared expenses, minus tax at the U.S. tax rate in effect during that fiscal year on segment operating income and corporate and unallocated shared expenses. Invested capital is defined as the remainder of Disney's total assets at a fiscal year end minus the sum of such segment’s a) cash, cash equivalents and restricted cash as of the last day of the fiscal year, (b) deferred tax assets and (c) non-interest bearing liabilities and income and property tax liabilities. Quantitative reconciliation of historical measures of ROIC to operating income, which is the most directly comparable GAAP measure, is provided at the end of this presentation.

 Trian: Short on substance, long on questionable motivations  1 Puck, What I’m Hearing, 03/08/24; 2 Reuters Breakingviews, Nelson Peltz becomes gadfly to Disney’s flywheel, 03/05/24; 3 Bloomberg Markets: The Close: Peltz Publishes ‘Restore the Magic’ Plan, 03/05/24; 4 The Information: What Europe’s Big Fine on Apple Means, 03/04/24; 5 CNBC: Last Call, Disney Battle Heats Up, 03/06/24;  6 Puck, Iger’s Crocodile Tears & Bezos vs. Musk, 03/10/24;  “Peltz’s ideas for fixing the company are less compelling. He wants to reignite Disney’s ‘flywheel’, a word that appears 19 times in the presentation. But suggestions are more backward-looking, and it’s unclear exactly what he means.”  —Reuters2  —Bloomberg3  “…when I read through this [Trian] report, it reads like a list of grievances. When I go back to other  reports from other activist investors…A good chunk of those reports are about solutions. What are those solutions other than putting him and Jay [Rasulo] on  the Board?”  “Peltz says if he is elected to Disney’s board, he’ll ‘insist’ on a streaming strategy that would generate ‘Netflix-like’ profit margins. He also says he would  ‘explore opportunities’ to improve ‘engagement and cost structure,’ and would ‘evaluate Disney’s organizational structure to improve accountability and efficiency.’ It all sounds like the kind of vagueness you’d expect from a political candidate.”  —The Information4  —CNBC5  “…the con [about Peltz joining the Board] is that he doesn't have particular media experience. I went through the entire White Paper and there are not that many new ideas in there.”  “So, fine, let’s stipulate that Nelson has correctly identified the problems at Disney, even if he may be exaggerating for effect, here and there. But what about his proposed solutions? This, to me, is where the Trian argument truly falls apart.”  —Puck6  “…astute observers have noticed a surprising and somewhat hilarious similarity in look and feel between the Peltz Papers and proxy documents put out by Elliott Investment Management, another activist investor firm. Fonts, concepts, slide layout, the ‘Restore the…’ motif. It’s all basically the same.  Not a great look if Peltz is concerned about Disney  making bad sequels.”  —Puck1  Peltz, Perlmutter, and Rasulo have been agitating for nearly two years and have caused Disney’s Board and management to waste valuable time and resources  Trian’s whitepaper was widely criticized for lacking substance  and being partially plagiarized from other activist presentations1  After reviewing Trian’s presentation, Disney believes several  things should be abundantly clear:  The “Trian Trio” will say anything, without regard for facts  or truth, to try and get on Disney’s Board  Peltz’s slate, including his silent partner Ike Perlmutter, would harm Disney and jeopardize our strategic transformation  Peltz’s “theses” are nothing new and underscore his lack  of understanding of both Disney and the media industry  Peltz’s agenda is misaligned with other shareholders’ long- term interests  Neither Peltz nor Rasulo have the skills to help Disney  NOT SURPRISINGLY, TRIAN’S WHITEPAPER LACKS SUBSTANCE AND THOUGHT  Disney’s strategic transformation is working, and our Board  and management are delivering on our commitments to  create superior, sustainable shareholder value …  … do not let the “Trian Trio” take us off course  3

Trian's whitepaper is littered with false statements and inferences

CORRECTING THE RECORD

#	TRIAN'S MYTH	THE TRUTH
1	Disney's stock price performance since 10/06/23 is related to Trian's presence	**Disney's stock price has increased by 34.5% since 10/06/23** due to strong financial performance and the continued success of our strategic transformation[1]
2	Buying Disney stock over the last 10 years has been a losing proposition	**Over the past 10 years, investors buying stock on ~7 out of 10 trading days made money**[2]
3	Disney Board is slow to adapt to industry disruptions	**Starting in 2015-16, our Board has been overseeing a carefully planned, successful long-term strategy** to adapt to sector disruption and position Disney for future value creation
4	Disney directors have close personal relationships with Bob Iger; Iger personally selected the Board	**Iger does not have close personal relationships with any of the directors**; directors were selected by the Governance and Nominating Committee and Board, not Iger
5	Poor compensation practices have misaligned the interests of managementand Disney shareholders	**Management compensation is heavily tied to Disney performance** and 96% of CEO comp is variable or at risk
6	Peltz and Rasuloare additive to Disney's Board	**Peltz, Perlmutter, and Rasulo would be disruptive at a time when Disney needs total focus on execution** and their purported "credentials" are vastlyexaggerated

[1] For the period from 10/06/23 to 02/20/24; [2] For the period from 02/20/14 to 02/20/24 and includes dividend reinvestment

The Walt Disney Company

4

 Operational outperformance and delivery on key strategic initiatives have driven Disney share price gains since October  1  $90  $100  $110  $120  $70  Oct '23 Nov '23 Dec '23 Jan '24 Feb '24  Source: Company filings, Trian investor presentation dated 03/04/24, FactSet as of 02/29/24. Note: Percentages in annotations reflect one-day impact to unaffected. 1 Free cash flow is a non-GAAP financial measure. The most comparable GAAP measure is cash provided by continuing operations, which is expected to total ~$14bn in FY24. See page 2 for how we define and calculate this measure and the end of this presentation for a reconciliation to the most comparable GAAP measure; 2 Subject to regulatory approval  Relying on Peltz’s proposed analysis dated 10/06/23 ignores momentum driven by the Board and management  DISNEY SHARE PRICE HAS INCREASED 35% FROM 10/06/23 to 02/29/24  ⨯ Made several appearances on CNBC disparaging Disney  ⨯ Proposed Board-level, bureaucratic control  over Disney’s creative efforts  ⨯ Suggested Disney should be like Netflix... but give them our sports content  ⨯ Issued whitepaper with no new ideas  underscoring lack of media understanding  KEY ACTIONS SINCE 10/06/23  $82.94  $80  $111.58  +35%  +5%  performance  +17%  performance  +13%  performance  D I S N E Y  Strong FY23 and Q1 FY24 earnings  On track to exceed $7.5bn cost savings target  with >$500mm realized in Q1 FY24  Trending to exceed FY24 ~$8bn FCF guidance1  Paid $0.30/share dividend in Jan 2024; announced 50% increase for Jul 2024 dividend  Targeting $3bn share buyback in FY24  Announced $1.5bn equity stake in Epic Games2  Announced sports JV with WBD and Fox and  $8.5bn JV in India with Reliance and Viacom182  T R I A N  The stock sustained momentum between the earnings announcements, growing  +17% between 11/08/23 and 02/07/24  The stock reacted even more positively after Q1 earnings than in the previous  quarter (+11%)  FEB 7, 2024: Q1 FY24 EARNINGS  Peltz claims WSJ article regarding Trian’s  3  increase in beneficial ownership stake is the  reason Disney’s stock has increased  The truth is the one-day reaction to the news  was +2%, and the stock continued to drop  (6.2%) in the weeks thereafter  The real catalyst was Disney’s FY23 earnings,  which had a one-day reaction of +7% and led  to a continued increase thereafter  NOV 8, 2023: FY23 EARNINGS

2

Buying Disney stock over the last 10 years has been a winning proposition

During the ten years leading up to 02/29/24, there have been 2,519 trading days; if a Disney shareholder bought stock on ~7 out of 10 days, their shares would be worth more than they paid

WHAT TRIAN CLAIMS [1]


Buying Disney Stock Over the Last 10 Years Has Been a Losing Proposition

- Trian's analysis that shareholders have lost money is **flawed and purposefully misleading**
  - Analysis excludes dividends, **ignoring a key part of shareholder return to make the analysis appear more favorable to Trian**
- Peltz ends analysis at 10/06/23, which ignores significant momentum and two successful earnings releases since then
- Trian's claim that they **resurfaced on 10/06/23 is disingenuous,** as they first began campaigning for a Board seat in July 2022

CORRECTING TRIAN'S ANALYSIS [2]

1,704 trading days where investors who bought Disney stock in the last decade would have made money



% of days investors made money

- **The correct way** to understand whether or not investors made **money is to look at a current stock price, not from five months ago**
- **If an investor had bought Disney stock on ~7 out of 10 of any days in the past 10 years, the investor would have made money**


~70%
7%
Trian's claim
Corrected analysis

Source: FactSet as of 02/29/24. [1] As published in Trian's investor presentation dated 03/04/24; [2] Corrected analysis includes dividends. Assumes shares are held from purchase date beginning on 02/26/14 and applying each respective closing price through 02/29/24. Excludes U.S. stock market holidays

The Walt Disney Company

6

3 Disney's Board has overseen a carefully planned, long-term strategy to adapt to sector disruption

2015 – 16: Deterioration of Pay TV ecosystem became increasingly evident and Disney takes decisive action

- **Acquired 33% stake in BAMTech,** a global leader in streaming, data analytics, and commerce management

Disney | BAMTECH MEDIA

Disney Bets on Streaming, Joining With Major League Baseball
Aug. 9, 2016
The New York Times

2017: Board and management take **further action to accelerate transition to streaming**

- 21st Century Fox (TFCF) acquisition added **IP heft to scale Disney's DTC streaming ambitions** (including controlling stake in Hulu, historic film studio, and general entertainment capabilities)
- Also acquired **controlling stake in BAMTech**



hulu

2019: Successful launch of Disney+

- **Domestic launch in November 2019** with ~500 films and 7,500 episodes of television across Disney brands/franchises
- Methodically began **roll-out to international markets**
- 10mm sign ups in first day alone; exceeded all sub estimates

Disney Reports 10 Million Users for Its New Streaming Service
THE WALL STREET JOURNAL.

Disney Plus has topped 100 million subscribers 16 months after it launched. It took Netflix 10 years to hit this milestone.
BUSINESS INSIDER

2020 – 22: Management and Board **deftly handled severe impacts from global pandemic**

- **Benefitted from early investments in DTC during pandemic** — significantly scaled global subscriber base, far outpacing traditional peers
- **Continued to broadcast live sports on ESPN** while introducing innovative tech and remote production capabilities
- Transition to focus on streaming profitability at scale

Disney Earnings Beat Expectations Thanks to Streaming Growth
Feb 11, 2021
VARIETY

2023: Well-positioned in streaming with leading bundle and only credible competitor to Netflix

- On track for sustained growth and breakeven profitability in 2024

2024 and beyond: Period of "building" and further investing in our future

- $1.5bn investment in Epic Games[1]
- Announced sports streaming JV with Warner Bros. Discovery & Fox
- ESPN flagship service will become the digital sports portal of the future



2015 | 2017 | 2019 | 2021 | 2023 | 2024+

[1] Subject to regulatory approval

The Walt Disney Company
7

4 Bob Iger does not have close personal relationships with Disney directors



Mary Barra
CEO, GENERAL MOTORS

No personal relationship



Safra Catz
CEO & FORMER CFO, ORACLE

No personal relationship



Amy Chang
FORMER EVP, CISCO SYSTEMS

No personal relationship



Jeremy Darroch
FORMER EXEC. CHAIR AND GROUP CEO, SKY

No personal relationship



Carolyn Everson
FORMER VP OF GLOBAL MARKETING SOLUTIONS, META

No personal relationship



Michael Froman
PRESIDENT, COUNCIL ON FOREIGN RELATIONS

Iger knew Froman in his capacity as US Trade Representative[1]



James Gorman
EXEC. CHAIR, MORGAN STANLEY

No personal relationship



Maria Elena Lagomasino
CEO & MP, WE FAMILY OFFICES

No personal relationship



Calvin McDonald
CEO, LULULEMON ATHLETICA

No personal relationship



Mark Parker (Chair)
EXEC. CHAIR, NIKE

No personal relationship



Derica Rice
FORMER EVP, CVS HEALTH CORP

No personal relationship

[1] While at the University of Pennsylvania, Bob Iger's wife and Michael Froman's wife lived in the same house along with several other college students, but they were not roommates or otherwise particularly close

The Walt Disney Company 8

5

Management compensation is heavily tied to Disney performance

DISNEY MARKET CAP GREW BY >5X (IGER'S FIRST TERM)

- Disney's stock appreciated by >460% during Iger's first term as CEO
- 52% of Iger's total compensation from FY06-FY20 was in stock
- Iger's total compensation[1], unadjusted for stock price movements, totaled less than 0.35% of Disney market cap growth from 09/30/05 to 02/24/20

$48bn
09/30/05

$240bn
02/24/20

DISNEY VS. MEDIA PEERS TSR (IGER'S FIRST TERM)[2]



579%
244%
104%
49%

DISNEY BELIEVES IN PAY FOR PERFORMANCE

- In FY23, 96% of CEO and 85% of non-CEO NEO compensation was variable / at risk
- Performance Based Units (PBUs) represent 60% of long-term incentive grant value for the CEO and 50% for other NEOs (up from 30% in FY21) tied to (i) achievement of relative TSR and (ii) absolute ROIC performance (equally weighted)
- The 5.6% ROIC target[3] for FY23 that Trian cites is not reflective of our standard operations due to the known investment for our DTC streaming initiatives
  - We expect these targets will rise in the future as our streaming platforms drive sustained growth and profitability
- NEOs forfeited 100% of PBUs granted in FY20 and FY21 related to achieving TSR thresholds

PBU PAYOUT RATIO



96%
62%
48%
50%
67%
Dec 2019
Dec 2020
Dec 2021
Dec 2022
Dec 2023

Source: FactSet. [1] Based on summary compensation tables from proxy statements of The Walt Disney Company; [2] Disney investor presentation (page 51), 03/11/24; [3] Please see page 2 for how target ROIC is calculated

The Walt Disney Company
9

6 Trian's nominees do not add incremental skills to Disney's Board

SKILLS CLAIMED

Nelson Peltz



Nelson Peltz

MEDIA AND ENTERTAINMENT

- Nelson Peltz **has openly admitted to lacking media experience**

"By the way, they said I have no media experience. **I don't claim to have any.**"
—*Nelson Peltz, CNBC*

SUCCESSION PLANNING

- **Trian's succession planning has been poorly executed**
  - Peltz oversaw departure of CIO Ed Garden in 2023
  - Garden replaced by two partners **including Peltz's son**

Trian Co-Founder Ed Garden Steps Down, Nelson Peltz Reshuffles Top Ranks at Activist Firm

Co-founder and investment chief Garden to focus on managing personal investments as Trian promotes next generation of leaders

THE WALL STREET JOURNAL

TRANSFORMATION

- Trian's **singular focus on GE's cost cuts and buybacks weighed on operational performance**
- Led company **to the brink**

SHARE PRICE DECLINED 70%



$23
$6
Jan-15
Aug-20

BUSINESS DEVELOPMENT

- Peltz called on Pepsi & Mondelez to **merge after investing in both in 2013**
- Ultimately **exited Pepsi stake in 2016 after not achieving goals**

Peltz Stakes in Pepsi, Mondelez Raises Merger Speculation

Bloomberg

Jay Rasulo



Jay Rasulo

MEDIA AND ENTERTAINMENT

- **iHeartMedia performance metrics are worse today** than when Rasulo joined its Board in May 2019
- **Failed to address streaming challenge** to legacy radio

iHeartMEDIA 2019A-2024E Δ

Stock price	(87%)
EBITDA margin	(500bps)
EPS	(90%)
Debt / LTM EBITDA	+1.3x
Firm Value / LTM EBITDA	(2.3x)

SUCCESSION PLANNING

- Rasulo **did not drive succession planning at Disney**
- He has **no credible succession planning experience**

Disney CFO Jay Rasulo, passed over for No. 2 role, will step down

Los Angeles Times

TRANSFORMATION

- Rasulo **did not drive strategy at Disney**
- iHeartMedia is **still in recovery mode** 5 years into Rasulo's tenure

iHeartMedia Says 2024 Will Be a 'Recovery Year'

billboard

BUSINESS DEVELOPMENT

- Rasulo served on board of Saban Capital Acquisition Corporation ("SCAC") from 2016-2019
- SCAC **failed to consummate a transaction and was forced to dissolve**

Panavision, Sim and Saban Capital Acquisition Abandon Merger Plans

Saban Capital Acquisition has abandoned plans to merge with Panavision, the iconic camera firm, and with Canadian production house Sim Video International in a deal valued at about $622 million and first unveiled in Sept. 2018.

The Hollywood Reporter

Source: Wall Street Journal, CNBC, Los Angeles Times, Hollywood Reporter, FactSet and public filings

The Walt Disney Company
10

 Trian’s presentation is silent about Ike Perlmutter, their “silent partner”  6  1 Fortune, ‘The wizard vs. the illusionist’, 11/07/23; 2 13D Monitor, The Most Activist Place on Earth, 12/14/23; 3 Puck, What I’m Hearing: Thursday Thoughts, 12/14/23; 4 Bloomberg, Iger Has Enough Antagonists for Three Disney Films, 12/18/23  Isaac Perlmutter is a disgruntled former Disney employee and Trian’s “silent partner”  Perlmutter’s fraught history with Bob Iger appears to have driven his collaboration with Peltz to run a proxy  contest (he owns ~79% of the shares Peltz claims to own)  His oversight of Marvel’s studio was severed in 2015 due to his ongoing antagonization of the creative team and vehement opposition to expanding the group’s output to films like Black Panther and Captain Marvel, which ultimately made >$1.3bn and >$1.1bn, respectively, in global box office  − Perlmutter left Disney in March 2023 as part of the company’s cost reduction program  Trian neglected to address Perlmutter’s well-chronicled, difficult history with Bob Iger and many Disney employees, which is a highly relevant consideration for shareholders  Trian has said little about the role and influence of Perlmutter — it is not credible that Perlmutter is truly just sitting on the sidelines  “Peltz’s campaign against Disney reeks of a personal vendetta against Iger rather than a compelling strategic vision for value creation.”  —Fortune 1  “The decision to add Jay Rasulo to the slate further indicates that this proxy fight is about Ike Perlmutter versus Bob Iger.”  —13D Monitor 2  “Ike’s pity party adds one … Now Ike is shadow- puppeting his West Palm bro Peltz in this proxy fight and, lo and behold, Rasulo appears to declare, “The Disney I know and love has lost its way.” Scorned former employees do tend to think that way.”  —Puck 3  “But for Perlmutter, it’s personal. Perlmutter became one of the company’s biggest shareholders after selling Marvel to Disney in 2009 for $4bn. Over time, Iger chipped away at Perlmutter’s power, leaving him angry and marginalized.”  —Bloomberg 4  Peltz’s slate, including his silent partner Ike Perlmutter, would harm Disney,  jeopardize our strategic transformation, and create maximum disruption in the boardroom  10  SHAREHOLDERS SHOULD DO THEIR HOMEWORK REGARDING PERLMUTTER’S HISTORY WITH DISNEY

 THE FACTS DON’T SUPPORT TRIAN’S ASSERTIONS

 The facts don’t support Trian’s assertions  1 Analysis includes dividends. Assumes shares are held from purchase date beginning on 02/26/14 and applying each respective closing price through 02/29/24. Excludes U.S. stock market holidays; 2 CNBC, Money Movers, 02/27/24  TRIAN’S WHITEPAPER CLAIMS  THE ACTUAL FACTS  THE PROXY FIGHT IS ABOUT  STRENGTHENING DISNEY’ S FUTURE  ( PAGE 4 )  Peltz and Rasulo are inextricably tied to Perlmutter, who has his own lengthy record of disruptive behavior and a fraught history with Disney and Iger  Their motives are highly questionable, and this trio is not what Disney needs now  Peltz has a history of firing CEOs to insert “his person”— Iger being pushed out by Peltz or Perlmutter would be value destructive for shareholders  OCTOBER 6 TH IS THE RELEVANT  DATE TO MEASURE DISNEY’ S  STOCK PRICE, NOT A CURRENT DATE ( PAGE 13 )  This insinuates that Trian’s involvement has caused Disney’s stock price to rise since 10/06/23 when Trian leaked its Disney position (again)  Factually inaccurate — Disney’s one-day share price move after Trian’s reported position (+2.1%) is slightly less than the prior trading day (+2.6%)  One day’s price move is not the full story — within three weeks of Trian’s stake being reported, Disney’s stock decreased 6.3%  Disney’s stock has increased by ~35% from 10/06/23 to 02/29/24 due to Disney’s strong performance and continued successful transformation  BUYING DISNEY STOCK OVER THE  LAST 10 YEARS HAS BEEN A  LOSING PROPOSITION ( PAGE 13 )  Materially misleading — if Trian had calculated this as of Disney’s closing price on 02/29/24 and included dividend reinvestment, there would be  1,704 days where shareholders would have made money vs. 186 in their analysis  If a shareholder had bought Disney stock on ~7 out of 10 of any days in the past 10 years, the shareholder would have made money1  TFCF “ DOUBLED DOWN” ON  LINEAR NETWORKS ( PAGE 14 )  Primary strategic rationale for TFCF deal was the combination of two historic film studios, significant IP, and talent to accelerate our DTC strategy  Added significant DTC streaming capabilities, creating the strongest bundle across the industry with higher engagement and lower churn vs. peers  Divested TFCF regional sports cable networks for ~$14bn to reduce TFCF enterprise value to $57bn, not $71bn as Trian suggests  DISNEY’ S CFO COULD NOT  ARTICULATE A PRODUCT ROADMAP, BUSINESS PLAN, OR RETURN FROM EPIC GAMES INVESTMENT  ( PAGE 15 )  Hugh Johnston did not say he did not know these details in his CNBC interview on 02/08/24, but rather stated that it’s too early to speculate on the program, given the product has not been built yet, noting that he expects it will be a very profitable business for Disney  In fact, Rasulo stated that if you are not ready to talk about something as a CFO, you should “say I’m not ready to talk about that yet”2  14

 The facts don’t support Trian’s assertions (cont.)  TRIAN’S WHITEPAPER CLAIMS  THE ACTUAL FACTS  THE BOARD LACKS FOCUS,  ALIGNMENT, AND ACCOUNTABILITY ( PAGE 16 )  Disney’s strong, independent, and highly qualified Board is focused on delivering sustained shareholder value  Each director brings a complementary skillset to the Board — nothing offered by Peltz or Rasulo would be additive  Disney’s directors must hold 5x their board compensation in stock within three years of joining the Board; our ownership guidelines are stricter than  the average for S&P 500 companies  BOARD’ S SUCCESSION FAILURES  HAVE CREATED A LEADERSHIP VOID ( PAGE 20 )  Focus on CEO transition has been a top priority of the Board since the day Iger returned  Succession Planning Committee established and led by successful CEOs with recent, highly praised succession experience  Committee is dutifully executing its mandate and is committed to a successful succession process  PELTZ AND RASULO  ARE EXCEPTIONAL CANDIDATES ( PAGE 23 )  Peltz admits he has no media experience, stating on CNBC that “… they said I have no media experience. I don't claim to have any”1 as is further  evident from Trian’s whitepaper, which is naïve in its view of the media business during an industry-wide transformation  Rasulo left Disney > 8 years ago when Disney and the broader industry were radically different … his perspectives are not relevant to today’s  challenges, and his track record as a director is poor — iHeartMedia stock has declined ~90% since he joined its board almost five years ago2  PELTZ AND RASULO HAVE MORE SKILLS CENTRAL TO DISNEY THAN  LAGOMASINO AND FROMAN ( PAGE 24 )  Froman’s extensive foreign relations expertise provides uniquely valuable insights on complex geopolitical issues affecting our strategy / operations  Lagomasino’s long-term shareholder perspective, capital markets experience, and corporate governance expertise inform the Board’s ongoing accountability and responsiveness to shareholders  Peltz and Rasulo lack relevant and non-duplicative expertise, and would harm Disney  DISNEY’ S BOARD DIDN’ T MEET TRIAN’ S CANDIDATES  ( PAGE 25 )  Peltz, Perlmutter, and Rasulo are well-known to Disney … and have had no constructive or original suggestions in nearly two years  Peltz and Perlmutter, his silent partner, had at least 27 engagements with Disney from July 2022 until December 20233  Peltz was offered the opportunity to present to the Board multiple times, including on 11/30/23, and he declined  14  1 CNBC interview, Squawk on the Street, 01/18/24; 2 Disney investor presentation (page 48), 03/11/24; 3 Disney investor presentation (page 46), 03/11/24

The facts don't support Trian's assertions (cont.)

TRIAN'S WHITEPAPER CLAIMS	THE ACTUAL FACTS
DISNEY IGNORED WARNINGS SIGNS OF INDUSTRY THREATS FROM 2015-2018 (PAGE 30)	• Board is overseeing a carefully planned, long-term strategy that started in 2015-16 to position Disney for future success • The Board decisively accelerated the transition to streaming, including deals in 2016-17 to further differentiate Disney's streaming business, with key content from TFCF (Fox) and technology from BAMTech **"Four years ago when I was here, nobody was in streaming. Bob Iger, to his credit, saw back in 2017 or so that Disney's future was going to be in streaming.** Because of their [Disney's] enormous success, everyone else jumped in" *—Reed Hastings, Netflix, 11/30/22*
DISNEY TSR HAS TRAILED ALMOST EVERY ONE OF ITS PEERS (PAGE 46)	• Trian uses an end date of 10/06/23, which does not incorporate the ~35% increase in Disney's stock price from then until 02/29/24 • The most relevant peers to evaluate Disney's business challenges, progress, and TSR are "pure-play" legacy media companies managing the generational disruption, including Warner Bros. Discovery and Paramount — Disney has significantly outperformed them • Other companies cited in the proxy for compensation-planning purposes that Trian relies on, including Alphabet, Amazon, Apple, Comcast, Meta, and Netflix, have key differences in business attributes that make them less relevant as trading performance peers
MANY DISNEY DIRECTORS HAVE CLOSE RELATIONSHIPS WITH BOB IGER (PAGE 50)	• Directors were selected for Disney's Board based on their qualifications • Bob Iger didn't have a personal relationship with any of Disney's current directors before they joined the board; Iger knew Michael Froman, whom Iger met professionally when Froman was the U.S. Trade Representative • The Board is a critical thought partner, consistently challenging Iger and the management team to achieve the optimal outcome for shareholders
BOB IGER SELLING DISNEY SHARES IS A PROBLEM (PAGE 51)	• Iger delivered TSR of 579% during his initial tenure as CEO from 09/30/05 to 02/24/20, and retired from Disney at the end of 2021 • Trian preaches pay for performance, and Disney's TSR during Iger's initial tenure outperformed key indices and peers by a significant margin • Iger's total compensation during his initial tenure as CEO represented ~0.35% of Disney's market capitalization increase during that time
DISNEY+ HAS BEEN POORLY MANAGED (PAGE 54)	• As Trian admits on page 32, Disney built the 2nd largest global streaming platform with >180mm subscriptions across Disney+, Hulu, and ESPN+ • We are competitively differentiated by our IP, global scale, and #1 sports media brand, ESPN • Plan to achieve profitability by end of FY24, within five years of launching Disney+ (well ahead of Netflix's timeline)

The Walt Disney Company 15

The facts don’t support Trian’s assertions (cont.)  1 Please see page 2 for how target ROIC is calculated; 2 Puck, Bob Iger’s Full Nelson, 01/15/23  TRIAN’S WHITEPAPER CLAIMS  THE ACTUAL FACTS  EXECUTIVE COMPENSATION IS NOT PROPERLY TIED TO PERFORMANCE ( PAGE 67 )  It is misleading and inaccurate to assess executive compensation by only TSR performance; TSR is one performance metric out of many used to determine executive compensation  Annual bonuses are based on internal one-year financial targets, whereas TSR performance is incorporated in PBU awards and payouts  In our FY24 proxy, we disclosed a table with % of target payout for Performance Based Units (PBUs) vesting from Dec 2019 to Dec 2023 (ranging from 48% to 96%) and explicitly stated that the portion of FY20 and FY21 PBUs related to TSR did not pay out at all  LONG- TERM INCENTIVE TARGETS ARE UNAMBITIOUS  ( PAGE 69 )  The 5.6% ROIC1 that Trian cites is not reflective of our standard operations due to the known investment in our DTC streaming initiatives  We expect these targets will rise in the future as our streaming platforms drive sustained growth and profitability  DISNEY’ S BOARD IS NOT FOCUSED  ON SUBSTANTIVE SHAREHOLDER ENGAGEMENT  ( PAGE 77 )  Disney has a history of constructive engagement with all shareholders, including activist shareholders such as Third Point and ValueAct  Disney has sought constructive engagement with Peltz for two years, but he’s unwilling to consider any resolution besides a Board seat for himself  In the interim, we’ve added three highly qualified directors: Carolyn Everson (media / consumer-facing companies), James Gorman (succession planning), and Jeremy Darroch (succession planning / international media / consumer products)  PELTZ HAS BEEN PRAISED FOR HIS COLLABORATIVE PARTNERSHIPS  ( PAGE 86 )  “You have no idea what this guy is going to do to the dynamics of this board,”  Peltz — particularly with his known relationship with Perlmutter — he [Jim Tisch] told his fellow GE board members. “You have no idea what  would create a significant distraction and waste time and resources one person can do to the dynamics of a full board … It’s not as innocuous  when management needs total focus on execution as it seems to just add a person. You’re adding one person, you’re adding a  In previous Board experience, Peltz characteristically established quantum of disruption and division”  a “shadow management team” committed to advancing his own “… they [Trian] will create maximum disruption in the boardroom and  agenda in lieu of long-term shareholder value between board members themselves” —Puck2  14

 The facts don’t support Trian’s assertions (cont.)  1 Disney investor presentation, 03/11/24; 2 Fortune, The last flicker of the candle as Peltz melts, 01/19/23; 3 Puck, The Crocodile’s Idea, 02/04/24; 4 ROIC is a non-GAAP financial measure. The most comparable GAAP measure is operating income. Please see page 2 for a definition of ROIC and the end of this presentation for a reconciliation of historical measures to the most directly comparable GAAP measure  TRIAN’S WHITEPAPER CLAIMS  THE ACTUAL FACTS  PELTZ & TRIAN DRIVE TSR ( PAGE 88 )  “ Unlike many of his activist peers, Peltz hasn’t put his comprehensive  Peltz has served on 14 boards, and the median board performance data forward. Trian’s performance is thus unavailable to the  performance has been ~250bps WORSE annually than the S&P1 shareholders and executives of the companies he targets. We are  instead supposed to trust his own unsupported claims about superior  Other Trian reps have served on 8 boards and median board performance–despite his track record of having to file regulatory performance has been ~1,000bps WORSE annually than the S&P1 corrections with the SEC for misstating performance.”  —Fortune2  PELTZ AND RASULO CAN HELP WITH  THE CREATIVE PROCESS ( PAGE 110 )  Peltz admits he knows nothing about media — he is entirely “According to Nelson’s proxy materials, his agenda includes a few  unqualified to review and opine on the creative process notable but perplexing goals. Foremost among them is: Get the board to  Disney has been #1 in global box office for 7 of the last 8 years review Disney’s “creative processes and structure” to enable Disney to  Our creative engine is rejuvenated and thriving – the surest way to reclaim its box office luster. Okay, I get this. But I’m not sure what a board of  impede our creative progress is to assign it to a committee directors can do to inspire the rank and file to make better movies”  overseen by a 81-year-old hedge fund manager —Puck3  THEY WILL WORK TO EXECUTE ON A VISION FOR PARKS TARGETING AT  LEAST HIGH- SINGLE DIGIT OI  GROWTH AND ADEQUATE RETURNS ( PAGE 117 )  The Parks business is performing significantly better today than when Rasulo was involved  We have significantly increased Experiences segment OI and OI margins while ROIC has increased ~3x from FY09 to FY234  FY23 ROIC was nearly 2.5x our cost of capital, creating significant economic value for shareholders4  INVESTORS REACTED NEGATIVELY TO  DISNEY’ S $ 60 BN EXPERIENCES  INVESTMENT PLAN ( PAGE 118 )  Peltz is, once again, using selective disclosure  Disney’s stock underperformed the S&P 500 by 2.8% on the day it announced the investment plan, but has outperformed the S&P by 17% since  Experiences has driven strong growth, profitability, and value creation since Rasulo left the Parks segment; we expect it continue to do so going forward  14

 FINANCIAL RECONCILIATIONS  19  APPENDIX

 Reconciliation of free cash flow  20  Source: Company filings; 1 Trending to exceed $8bn in free cash flow for FY24  The following table reconciles the Company’s consolidated cash provided by continuing operations to free cash flow:  ($MM, unless otherwise noted)  Sept. 28,  2019  Oct. 3,  2020  Oct. 2,  2021  Oct. 1,  2022  Sept. 30,  2023  FY2024E  Cash provided by operations – continuing operations  $5,984  $7,616  $5,566  $6,002  $9,866  ~$14bn  (-) Investments in parks, resorts and other property  (4,876)  (4,022)  (3,578)  (4,943)  (4,969)  (~6bn)  Free cash flow  $1,108  $3,594  $1,988  $1,059  $4,897  ~$8bn1  Year ended

 Return on invested capital reconciliation  20  1 Reflects the average of invested capital at the end of such fiscal year and the end of the immediately prior fiscal year. Invested capital is defined as the remainder of the segment's total assets at a fiscal year end minus the sum of such segment's a) cash, cash equivalents and restricted cash as of the last day of the fiscal year, (b) deferred tax assets and (c) non- interest bearing liabilities and income and property tax liabilities; 2 Includes Parks & Resorts, Consumer Products, and Interactive Media  The following table reconciles the Experiences segment’s consolidated operating income to return on invested capital:  ($MM)  Year Ended September 30, 2009  Year Ended September 30, 2023  Operating income  $1,7322  $8,954  (-) Taxes  (641)  (1,880)  Operating income, net of taxes  $1,091  $7,074  (/) Average invested capital1  $15,033  $34,471  Return on invested capital  7.3%  20.5%

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